UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 17, 2009
Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)

(816) 237-7000
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 – Other Events.

On March 17, 2009, NovaStar Financial, Inc. (the “Company”) notified the holders of the Company’s 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) that the Company will not make the dividend payment on the Series C Preferred Stock due on March 31, 2009.  Because dividends on the Series C Preferred Stock are presently in arrears for five quarters, under the terms of the Articles Supplementary to the Company’s Charter that established the Series C Preferred Stock, the holders of the Series C Preferred Stock will have the right, as of March 31, 2009, to elect two additional directors to the Company’s board of directors.

The Notice to Holders of Series C Preferred Stock, which also allows the holders of the Series C Preferred Stock to make nominations for the election of the two additional directors to occur by vote of the holders of the Series C Preferred Stock at the Company’s annual meeting of stockholders to be held on June 25, 2009, is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits

99.1	Notice to Holders of Series C Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: March 25, 2009	/s/ Rodney E. Schwatken

Rodney E. Schwatken

Chief Financial Officer